Exhibit 21.1

Subsidiaries of DENTSPLY SIRONA Inc. (the “Company”) - December 31, 2018

1Advanced Technology Research SRL (Italy)
2Augma Bio Materials Ltd. (Israel, 20%)
3CCRI, Inc. (Delaware)
4Ceramco Manufacturing B.V. (Netherlands)
5Cleverdent Ltd. (UK)
6Cyfex AG (Switzerland, 30%)
7D Luxembourg Sarl (Luxembourg)
8DeguDent GmbH (Germany)
9Dental Implant Training Center Corp. (New Jersey)
10Dentsply - Sirona Poland SP.z.o.o (Poland)
11Dentsply (Australia) Pty. Ltd. (Australia)
12Dentsply (Singapore) Pte. Ltd. (Singapore)
13Dentsply (Tianjin) International Trading Co. Ltd. (China)
14Dentsply Acquisition S.a.r.l. (Luxembourg)
15Dentsply Acquisition US LLC (Delaware)
16Dentsply Argentina S.A.C.e.I. (Argentina)
17Dentsply AT Sarl (Luxembourg)
18Dentsply Benelux B.V. (Netherlands)
19Dentsply Benelux Sarl (Luxembourg)
20Dentsply BI Ltd. (Ireland)
21Dentsply BX Sarl (Luxembourg)
22Dentsply Canada Ltd. (Canada)
23Dentsply CE S.a.r.l. (Luxembourg)
24Dentsply CH Sarl (Luxembourg)
25Dentsply Chile Comercial Ltda. (Chile)
26Dentsply Dental (Tianjin) Co. Ltd. (China)
27Dentsply Dental GmbH (Germany)
28Dentsply Dental S.a.r.l. (Luxembourg)
29Dentsply DeTrey GmbH (Germany)
30Dentsply Europe S.a.r.l. (Luxembourg)
31DENTSPLY Finance Co. LLC (Delaware)
32Dentsply GAC Europe SAS (France)
33Dentsply Germany GmbH (Germany)
34Dentsply Germany Holdings GmbH (Germany)
35Dentsply Germany Investments GmbH (Germany)
36Dentsply Holdings S.a.r.l. (Luxembourg)
37Dentsply Holdings Unlimited (U.K.)
38Dentsply IE Ltd. (Ireland)
39Dentsply IH A/S (Denmark)
40Dentsply IH AB (Sweden)
41Dentsply IH AS (Norway)
42Dentsply IH GmbH (Germany)
43Dentsply IH Holdings GmbH (Germany)
44Dentsply IH Inc. (Delaware)
45Dentsply IH Ltd (UK)
46Dentsply IH Oy (Finland)

47Dentsply IH Pty. Ltd. (Australia)
48Dentsply IH S.A. (Switzerland)
49DENTSPLY Implants (China) Co. Limited (Hong Kong)
50DENTSPLY Implants (HK) Co. Limited (Hong Kong)
51Dentsply Implants Manufacturing GmbH (Germany)
52Dentsply Implants NV (Belgium)
53Dentsply Implants Taiwan Co, Ltd. (Taiwan)
54Dentsply Implants Turkey Diş Hekimliği Ürünleri A.Ş (Turkey)
55Dentsply India Pvt. Ltd. (India)
56Dentsply Industria e Comercio Ltda. (Brazil)
57Dentsply Israel Ltd. (Israel)
58Dentsply Italia SrL (Italy)
59Dentsply Korea Limited (Korea)
60Dentsply Limited (Cayman Islands)
61Dentsply LLC (Delaware)
62Dentsply Mexico S.A. de C.V. (Mexico)
63DENTSPLY North America LLC (Delaware)
64Dentsply Peru SAC (Peru)
65DENTSPLY Prosthetics U.S. LLC (Delaware)
66Dentsply Russia Limited (U.K.)
67Dentsply Sarl (Luxembourg)
68Dentsply SE Sarl (Luxembourg)
69Dentsply Services (Switzerland) S.a.r.L. (Switzerland)
70Dentsply Sirona (N.Z.) Limited (New Zealand)
71DENTSPLY SIRONA (PHILS.), INC. (Philippines)
72Dentsply Sirona (Thailand) Ltd. (Thailand)
73Dentsply Sirona Austria GmbH (Austria)
74Dentsply Sirona Dental Solutions (Shanghai) Co. Ltd. (China)
75Dentsply Sirona Deutschland GmbH (Germany)
76Dentsply Sirona Europe GmbH (Austria)
77Dentsply Sirona France S.A.S. (France)
78Dentsply Sirona Iberia S.A. (Spain)
79DENTSPLY Sirona K.K. (Japan)
80Dentsply Sirona Limited Liability Company (Russia)
81Dentsply Sirona Malaysia Sdn Bhd (Malaysia)
82Dentsply Sirona Orthodontics Inc. (Delaware)
83Dentsply Sirona Pty. Ltd. (Australia)
84Dentsply Sirona Real Estate GmbH (Germany)
85Dentsply Sirona South Africa (Proprietary) Limited (South Africa)
86Dentsply Sirona Switzerland Sarl (Switzerland)
87Dentsply Sirona Vietnam Company Limited (Vietnam)
88Dentsply South Africa (Pty.) Ltd. (South Africa)
89Dentsply Sweden AB (Sweden)
90Dentsply US Inc. (Delaware)
91DS Dental Instruments Sarl (Switzerland)
92DS Dental Instruments SRL (Barbados)
93Ducera Dental Verwaltungs GmbH (Germany)
94Durango Bensheim GmbH & Co. KG (Germany, 94.8%)
95Durango Bensheim Verwaltungs GmbH (Germany)
96E.S. Healthcare NV (Belgium)
97E.S. Tooling NV (Belgium)

98FONA Dental s.r.o. (Slovakia)
99Fona Dental Systems Co., Ltd. (China)
100FONA s.r.l. (Italy)
101Futuredontics, Inc. (California)
102GAC (International) Pty Ltd (Australia)
103GAC Deutschland GmbH (Germany)
104GAC International Asia Pte. Ltd. (Singapore, 50%)
105GAC SA (Switzerland)
106infiniDent Services GmbH (Germany)
107JCM International Inc. (Delaware)
108Dentsply Nordics AB (Sweden)
109LLC Dentsply Ukraine (Ukraine)
110LLC Dentsply IH (Russia)
111M Guide Dental Laboratory LLC (New Jersey)
112Maillefer Instruments Consulting S.a.r.l. (Switzerland)
113Maillefer Instruments Holding S.a.r.l. (Switzerland)
114Maillefer Instruments Manufacturing S.a.r.l. (Switzerland)
115Maillefer Instruments Plus Sarl (Switzerland)
116Maillefer Instruments Trading S.a.r.l. (Switzerland)
117Medical 3 Importacion Service Iberica S.L. (Spain, 50%)
118Megalopolis Dental S.A. de C.V. (Mexico)
119MHT Optic Research AG (Switzerland)
120MHT S.R.L. (Italy)
121MIS Asia Pacific Limited (Hong Kong)
122MIS Belgium SA (Belgium, 99%)
123MIS Germany GmbH (Germany)
124MIS Implants B.V. (Netherlands, 54.08%)
125MIS Implants Technologies France SRL (France)
126MIS Implants Technologies GmbH (Germany)
127MIS Implants Technologies HK Limited (Hong Kong)
128MIS Implants Technologies Inc. (New Jersey)
129MIS Implants Technologies Ltd. (Israel)
130MIS Implants Technologies UK Limited (United Kingdom)
131MİSDENT Implants Diş Ürünleri Sanayi Ticaret Anonim Şirketi (Turkey)
132Nectar Imaging s.r.l. (Italy)
133Oasis Medikal Urunler Kimya Turizm Sanayi Ve Ticaret Anonim Sirketi (Turkey)
134OraMetrix GmbH (Germany)
135OraMetrix Pty. Ltd. (Australia)
136OraMetrix, Inc. (Delaware)
137Ortho Concept Sarl (France)
138Orthodental International, Inc. (California)
139Orthodental S.A. de C.V. (Mexico)
140Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)
141Prident International, Inc. (California)
142PT Dedent Supply (Indonesia)
143PT Dentsply Indonesia (Indonesia)
144Qi An Hua Rui (Beijing) Technology Ltd. (China)
145Ransom & Randolph Company (Delaware)
146SCI 2R (France)
147Shenzen Mi Yi Shi Commerce Company Ltd. (China)
148SiCAT GmbH & Co. KG (Germany, 57.125%)

149SiCAT Verwaltungs GmbH (Germany)
150Sirona Dental a/s (Denmark)
151Sirona Dental Comércio de Produtos e Sistemas Odontológicos Ltda. (Brazil)
152Sirona Dental GmbH (Austria)
153Sirona Dental Limited Sirketi (Turkey)
154Sirona Dental Mexico S. de R.L. de C.V. (Mexico)
155Sirona Dental Services GmbH (Germany)
156Sirona Dental Systems (Foshan) Co., Ltd. (China)
157Sirona Dental Systems (HK) Ltd. (Hong Kong)
158Sirona Dental Systems Co., Ltd (Thailand)
159Sirona Dental Systems GmbH (Germany)
160Sirona Dental Systems LLC (Delaware)
161Sirona Dental Systems Ltd. (United Kingdom)
162Sirona Dental Systems O.O.O. (Russia)
163Sirona Dental Systems Private Ltd. (India)
164Sirona Dental Systems s.r.l. (Italy)
165Sirona Dental Systems Trading, LLC (United Arab Emirates, 49%)
166Sirona Dental, Inc. (Delaware)
167Sirona Immobilien GmbH (Germany)
168Sirona Technologie GmbH & Co. KG (Germany)
169Sirona Verwaltungs GmbH (Germany)
170Societe de Recherche Techniques Dentaires SAS (France)
171The Dental Trading Co., Ltd. (Thailand, 49.8%)
172Tulsa Dental Products LLC (Delaware)
173Tuzodent S.A. de C.V. (Mexico)
174VDW GmbH (Germany)
175VIPI Indústria, Comércio, Exportação e Importação de Produtos Odontológicos Ltda. (Brazil)
176Wellspect Healthcare GmbH (Austria)
177Zhermack GmbH (Germany)
178Zhermack SpA (Italy)
179Zhermack, Inc. (Nevada)
180Zhermapol SP Zoo (Poland)
181ZST Holdings Inc. (Canada, 10%)